UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2019

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.02. Results of Operations and Financial Condition.

On February 13, 2019, Yelp Inc. (the “Company”) announced its financial results for the fourth quarter and full year ended December 31, 2018 by issuing a Letter to Shareholders (the “Letter”), a press release and a related investor presentation. Copies of the press release, the Letter and the presentation are furnished as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, respectively.

The information in this Item 2.02 and the exhibits attached hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On February 13, 2019, Geoff Donaker, Peter Fenton and Jeremy Levine each notified the Company of his decision to resign as a member of the Company’s Board of Directors (the “Board”), effective March 1, 2019 (the “Effective Date”). Mr. Donaker is a Class III director and was not independent due to his recent employment with the Company as chief operating officer until 2016, Mr. Fenton is an independent Class I director, and Mr. Levine is an independent Class I director.

Messrs. Donaker, Fenton and Levine each indicated that his decision to resign was not a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. The Board is greatly appreciative to each of them for their years of dedicated service and contributions.

Election of Directors

On February 13, 2019, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board elected George Hu, Sharon Rothstein and Brian Sharples to fill the vacancies created by the resignations of Messrs. Donaker, Fenton and Levine. Ms. Rothstein and Mr. Sharples will serve as Class I directors on the Board to fill the vacancies created by the departures of Messrs. Fenton and Levine, effective as of the Effective Date, until the Company’s 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Mr. Hu will serve as a Class III director on the Board to fill the vacancy created by the departure of Mr. Donaker, effective as of the Effective Date, until the Company’s 2021 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

In connection with their elections, Mr. Hu, Ms. Rothstein and Mr. Sharples will each be entitled to receive (a) a stock option to purchase shares of the Company’s common stock, valued at $162,500, and (b) restricted stock units covering shares of the Company’s common stock, valued at $162,500. These equity awards will be granted pursuant to the Company’s 2012 Equity Incentive Plan, as amended (the “2012 Plan”), on the Effective Date. In addition, Ms. Rothstein and Messrs. Hu and Sharples will otherwise be entitled to receive the Company’s standard compensation for non-employee directors, as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 20, 2018.

The Company will also enter into a standard form of indemnification agreement (the “Indemnification Agreement”) with each of Mr. Hu, Ms. Rothstein and Mr. Sharples in connection with their election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Hu, Ms. Rothstein and Mr. Sharples, under the circumstances and to the extent provided for therein, for certain expenses they may be required to pay in connection with certain claims to which they may be made a party by reason of their position as directors of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws (the “Bylaws”). The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by reference to the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.6 to its Registration Statement on Form S-1 (No. 333-178030), as amended, on February 3, 2012.

There are no arrangements or understandings between Mr. Hu, Ms. Rothstein or Mr. Sharples and any other persons pursuant to which each was elected as a director of the Company. There are no family relationships between Mr. Hu, Ms. Rothstein or Mr. Sharples and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related-person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Mr. Hu, Ms. Rothstein or Mr. Sharples, on the one hand, and the Company, on the other.

Committee Compositions

As of the Effective Date, the composition of the independent committees of the Board will be as follows:

Name	Audit	Compensation	Nominating
Diane M. Irvine	✗*		✗*
Fred D. Anderson, Jr.	✗	✗*
Robert Gibbs	✗	✗	✗
George Hu		✗
Mariam Naficy			✗
Sharon Rothstein			✗
Brian Sharples	✗

____________________

*	Committee Chairperson

Amendment of 2012 Equity Incentive Plan, as Amended

On February 10, 2019, the Board amended the 2012 Plan (as amended, the “Amended 2012 Plan”) to provide that the Board may not take the following actions without having first obtained stockholder approval for such action within the prior 12 months: (a) reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of such stock option or stock appreciation right, or (b) cancel any outstanding stock option or stock appreciation right that has an exercise price per share greater than the then-current fair market value of the Company’s common stock (as determined under the terms of the Amended 2012 Plan) in exchange for cash or other stock awards under the Amended 2012 Plan.

The foregoing description is qualified in its entirety by reference to the text of the Amended 2012 Plan, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2019, the Board amended the Bylaws (as amended, the “Amended Bylaws”) to implement “majority voting” provisions for uncontested elections. The Amended Bylaws provide that in uncontested elections, the Company’s directors will be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. However, in the event of a contested election — an election in which the number of candidates for election as director exceeds the number of directors to be elected — directors will continue to be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

In addition, if any nominee for director who is an incumbent director is not elected by majority vote at an uncontested meeting and no successor is elected at such meeting, the director will be required to promptly submit his or her resignation to the Board. The Nominating Committee will then consider such facts and other information that it considers relevant and recommend to the Board the action to be taken with respect to such offer of resignation. Within 90 days following the date of the certification of the election results, the Board must act on the tendered resignation and the Company will disclose the Board’s decision and an explanation of such decision in a filing with the SEC or press release.

If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders or until his or her successor is duly elected, or his or her earlier death, resignation or removal. If such director’s resignation is accepted by the Board, or if a nominee for director is not elected and no nominee is an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy on the Board pursuant to the Amended Bylaws or may decrease the size of the Board as provided by the Company’s Amended and Restated Certificate of Incorporation.

The foregoing description of the Amended Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with its regular review of the Company’s corporate governance policies, the Board approved the amendment of the Company’s Code of Business Conduct and Ethics, effective February 11, 2019, to make certain administrative and clarifying updates. The Code of Business Conduct and Ethics, as amended, is available in the Corporate Governance section of the Company’s investor relations website at www.yelp-ir.com.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of Yelp Inc., as amended.

10.1*	Form of Indemnification Agreement.

10.2	Yelp Inc. 2012 Equity Incentive Plan, as Amended.

99.1	Press Release, dated February 13, 2019, entitled “Yelp Reports Fourth Quarter and Full Year 2018 Financial Results.”

99.2	Letter to Shareholders, dated February 13, 2019.

99.3	Investor Presentation.

*	Previously filed on February 3, 2012 as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-178030), as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2019	YELP INC.

	By:	/s/ Charles Baker
Charles Baker
Chief Financial Officer